Exhibit 3.2

LIBERTY EXPEDIA HOLDINGS, INC.

A Delaware Corporation

(the “Corporation”)

BYLAWS

ARTICLE I

STOCKHOLDERS

Section 1.1            Annual Meeting.

An annual meeting of stockholders for the purpose of electing directors and of transacting any other business properly brought before the meeting pursuant to these Bylaws shall be held each year at such date, time and place, either within or without the State of Delaware or, if so determined by the Board of Directors of the Corporation (the “Board of Directors”) in its sole discretion, at no place (but rather by means of remote communication), as may be specified by the Board of Directors in the notice of meeting.

Section 1.2            Special Meetings.

Except as otherwise provided in the terms of any series of preferred stock or unless otherwise provided by law or by the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”), special meetings of stockholders of the Corporation, for the transaction of such business as may properly come before the meeting, may be called by the Secretary of the Corporation (the “Secretary”) only (i) upon written request received by the Secretary at the principal executive offices of the Corporation by or on behalf of the holder or holders of record of outstanding shares of capital stock of the Corporation, representing collectively not less than 70% of the total voting power of the outstanding capital stock of the Corporation entitled to vote at such meeting or (ii) at the request of not less than, if prior to the Series B Director Termination Time (as defined in the Certificate of Incorporation), 80% of the members of the entire Board (as defined in the Certificate of Incorporation), or, if following the Series B Director Termination Time, 75% of the members of the entire Board (such percentage of the members of the entire Board, the “Applicable Percentage”).  Only such business may be transacted as is specified in the notice of the special meeting.  The Board of Directors shall have the sole power to determine the time, date and place, either within or without the State of Delaware, or, if so determined by the Board of Directors in its sole discretion, at no place (but rather by means of remote communication), for any special meeting of stockholders (including those properly called by the Secretary in accordance with Section 1.2(i) hereof).  Following such determination, it shall be the duty of the Secretary to cause notice to be given to the stockholders entitled to vote at such meeting that a meeting will be held at the time, date and place, if any, and in accordance with the record date, if any, determined by the Board of Directors.

Section 1.3            Record Date.

In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) calendar days nor less than ten (10) calendar days before the date of such meeting.  If the Board of Directors so fixes a record date for determining the stockholders entitled to notice of any meeting of stockholders, such date shall be the record date for determining the stockholders entitled to vote at such meeting, unless the Board of Directors determines, at the time it fixes the record date for determining the stockholders entitled to notice of such meeting, that a later date on or before the date of the meeting shall be the record date for determining stockholders entitled to vote at such meeting.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) calendar days prior to such action.  If no record date is fixed by the Board of Directors:  (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting in accordance with this Section 1.3.

Section 1.4            Notice of Meetings.

Notice of all stockholders meetings, stating the place, if any, date and hour thereof, as well as the record date for determining stockholders entitled to vote at such meeting (if such record date is different from the record date for determining stockholders entitled to notice of the meeting); the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting; and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the Corporation in accordance with Section 5.4 of these Bylaws, applicable law and applicable stock exchange rules and regulations by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or an Assistant Secretary, to each stockholder entitled to notice of such meeting, unless otherwise provided by applicable law or the Certificate of Incorporation, at least ten (10) calendar days but not more than sixty (60) calendar days before the date of the meeting.

Section 1.5            Notice of Stockholder Business.

(a)           Annual Meetings of Stockholders.

(1)           At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, nominations for persons for election to the Board of Directors and the proposal of business to be considered by the stockholders must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly be requested to be brought before the meeting by a stockholder (x) who complies with the procedures set forth in this Section 1.5 and (y) who was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time the notice provided for in Section 1.5(a)(2) is delivered to the Secretary and on the record date for the determination of stockholders entitled to vote at the meeting, and (z) who is entitled to vote at the meeting upon such election of directors or upon such business, as the case may be.

(2)           In addition to any other requirements under applicable law and the Certificate of Incorporation, for a nomination for election to the Board of Directors or the proposal of business to be properly requested to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary and any such proposed business, other than the nominations of persons for election to the Board of Directors, must constitute a proper matter for stockholder action pursuant to the Certificate of Incorporation, these Bylaws, and applicable law.  To be timely, a stockholder’s notice must be received at the principal executive offices of the Corporation (x) in the case of an annual meeting that is called for a date that is within thirty (30) calendar days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than sixty (60) calendar days nor more than ninety (90) calendar days prior to the meeting and (y) in the case of an annual meeting that is called for a date that is not within thirty (30) calendar days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was communicated to stockholders or public announcement (as defined below) of the date of the meeting was made, whichever occurs first.  In no event shall the public announcement of an adjournment or postponement of a meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder notice as described herein.

To be in proper written form, such stockholder’s notice to the Secretary must be submitted by a holder of record of stock entitled to vote on the nomination of directors of the Corporation and shall set forth in writing and describe in fair, accurate, and material detail (A) as to each person whom the stockholder proposes to nominate for election as a director (a “nominee”) (i) all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), and (iii) any material interest of the stockholder and beneficial owner, if any, on whose behalf the proposal is made, in such business; and (C) as to such stockholder giving notice and the beneficial owner or owners, if different, on whose behalf the nomination or proposal is made, and any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner (each a “Proposing Person”) (i) the name and address, as they appear on the Corporation’s books, of such stockholder and the name and address of each such Proposing Person, (ii) the class or series and number of shares of the capital stock of the Corporation that are owned beneficially and of record by such Proposing Person, (iii) a description of all arrangements or understandings between such Proposing Person and any other person or persons (including their names) pursuant to which the proposals are to be made by such stockholder, (iv) a representation by each Proposing Person who is a holder of record of stock of the Corporation (A) that the notice the Proposing Person is giving to the Secretary is being given on behalf of (x) such holder of record and/or (y) if different than such holder of record, one or more beneficial owners of stock of the Corporation held of record by such holder of record, (B) as to each such beneficial owner, the number of shares held of record by such holder of record that are beneficially owned by such beneficial owner, with documentary evidence of such beneficial ownership, and (C) that such holder of record is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination set forth in its notice, (v) a representation (I) whether any such Proposing Person or nominee has received any financial assistance, funding or other consideration from any other person in respect of the nomination (and the details thereof) (a “Stockholder Associated Person”) and (II) whether and the extent to which any hedging, derivative or other transaction has been entered into with respect to the Corporation within the past six (6) months by, or is in effect with respect to, such stockholder, any person to be nominated by such stockholder or any Stockholder Associated Person, the effect or intent of which transaction is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder, nominee or any such Stockholder Associated Person, and (vi) a representation whether any Proposing Person intends or is part of a group that intends to (I) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding voting power required to approve or adopt the proposal or elect the nominee and/or (II) otherwise solicit proxies from stockholders in support of such proposal, and (vii) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in support of such proposal pursuant to Section 14 of the Exchange Act, and any rules and regulations promulgated thereunder.  The foregoing notice requirements of this Section 1.5 shall not apply to any proposal made pursuant to Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act.  A proposal to be made pursuant to Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act shall be deemed satisfied if the stockholder making such proposal complies with the provisions of Rule 14a-8 and has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with

Rule 14a-8 and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine (x) the eligibility of such proposed nominee to serve as a director of the Corporation and (y) whether the nominee would qualify as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation.

(3)           Notwithstanding anything in paragraph (a)(2) of this Section 1.5 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) calendar days prior to the first anniversary date of the immediately preceding annual meeting, a stockholder’s notice required by this Section 1.5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. For purposes of the foregoing determinations in Section 1.5(a)(2) and this Section 1.5(a)(3) with respect to the first annual meeting of stockholders of the Corporation following the Effective Time, the date of the immediately preceding annual meeting will be the date of the Effective Time (as defined in the Certificate of Incorporation).

(b)           Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote at such meeting who was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time the notice provided for in paragraph (a)(2) of this Section 1.5 is delivered to the Secretary and on the record date for the determination of stockholders entitled to vote at the special meeting may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice meeting the requirements of paragraph (a)(2) of this Section 1.5 (substituting special meeting for annual meeting as applicable) shall be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting; provided, however, that a stockholder may nominate persons for election at a special meeting only to such directorship(s) as specified in the Corporation’s notice of the meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)           Updating and Supplementing of Stockholder Information.  A stockholder providing notice of nominations of persons for election to the Board of Directors at an annual or special meeting of stockholders or notice of business proposed to be brought before an annual meeting of stockholders in accordance with this Section 1.5 shall further update and supplement such notice so that the information provided or required to be provided in such notice pursuant to paragraph (a)(2) of this Section 1.5 shall be true and correct both as of the record date for the determination of stockholders entitled to notice of the meeting and as of the date that is ten (10) business days before the meeting or any adjournment or postponement thereof, and such updated and supplemental information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (a) in the case of information that is required to be updated and supplemented to be true and correct as of the record date for the determination of stockholders entitled to notice of the meeting, not later than the later of five (5) business days after such record date or five (5) business days after the public announcement of such record date, and (b) in the case of information that is required to be updated and supplemented to be true and correct as of ten (10) business days before the meeting or any adjournment or postponement thereof, not later than eight (8) business days before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated and supplemental information not later than eight (8) business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement).

(d)           General.

(1)           Except as otherwise provided by law or in the Certificate of Incorporation or these Bylaws, only such persons who are nominated in accordance with the procedures set forth in this Section 1.5 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.5.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.5 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(2)(C)(vi) of this Section 1.5) and (ii) if any proposed nomination or proposed business was not made or proposed in compliance with this Section 1.5, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 1.5, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present the nomination to the Board of Directors or to present the proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 1.5, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)           For purposes of this Section 1.5, (i) “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act, and (ii) “business day” shall mean any day, other than Saturday, Sunday and any day on which banks located in the State of New York are authorized or obligated by applicable law to close.

(3)           Notwithstanding the foregoing provisions of this Section 1.5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.5.  Nothing in this Section 1.5 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(4)           For purposes of nominations by stockholders pursuant to this Section 1.5, until the Series B Director Termination Time, (i) only holders of Series B common stock of the Corporation, par value $0.01 per share (the “Series B Common Stock”), shall be entitled to nominate persons for election to the Board of Directors as Series B Directors (as defined in the Certificate of Incorporation) in accordance with this Section 1.5, and (ii) only holders of Series A common stock of the Corporation, par value $0.01 per share (the “Series A Common Stock”), and holders of Series B Common Stock shall be entitled to nominate persons for election to the Board of Directors as Common Stock Directors (as defined in the Certificate of Incorporation) in accordance with this Section 1.5.

Section 1.6            Quorum.

Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law or in the Certificate of Incorporation or these Bylaws, at any meeting of stockholders, the holders of a majority in total voting power of the outstanding shares of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business; provided, that prior to the Series B Director Termination Time, at any meeting of stockholders, the holders of a majority in total voting power of the outstanding shares of stock entitled to vote at the meeting and the holders of a majority in total voting power of the outstanding shares of Series B Common Stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business.  The chairman of the meeting shall have the power and duty to determine whether a quorum is present at any meeting of the stockholders.  Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity.  In the absence of a quorum, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.7 hereof until a quorum shall be present.

Section 1.7            Adjournment.

Any meeting of stockholders, annual or special, may be adjourned from time to time solely by the chairman of the meeting because of the absence of a quorum or for any other reason and to reconvene at the same or some other time, date and place, if any, or by means of remote communication.  Unless otherwise determined by the Board of Directors, the chairman of the meeting shall have the exclusive power and authority to recess or adjourn a stockholder meeting in his or her sole and absolute discretion.  The stockholders present at a meeting shall not have the authority to adjourn the meeting.  If the time, date and place, if any, thereof, and the means of remote communication, if any, by which the stockholders and the proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken and the adjournment is for less than thirty (30) calendar days, no notice need be given of any such adjourned meeting.  If the adjournment is for more than thirty (30) calendar days or if after the adjournment a new record date for determining stockholders entitled to vote at the adjourned meeting is fixed for the adjourned meeting, then notice shall be given to each stockholder entitled to vote at the meeting.  At the adjourned meeting, the stockholders may transact any business that might have been transacted at the original meeting.

Section 1.8            Organization.

The Chairman of the Board, or in his absence the Chief Executive Officer, or in their absence the President, or in their absence any Vice President, shall call to order meetings of stockholders and preside over and act as chairman of such meetings.  The Board of Directors or, if the Board fails to act, the stockholders, may appoint any stockholder, director or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the Chief Executive Officer, the President and all Vice Presidents.  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the chairman of the meeting and announced at the meeting.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Unless otherwise determined by the Board of Directors, the chairman of the meeting shall have the exclusive right and authority to determine the agenda and order of business and to prescribe other such rules, regulations and procedures and shall have the authority in his or her discretion to convene and regulate the conduct of any such meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following:  (i) rules and procedures for maintaining order at the meeting and the safety of those present; (ii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iii) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (iv) limitations on the time allotted to questions or comments by participants.  Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

The Secretary shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

Section 1.9            Rescheduling, Postponement or Cancellation of Meeting.

Any previously scheduled annual or special meeting of the stockholders may be rescheduled, postponed or canceled by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 1.10          Voting.

Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law, the Certificate of Incorporation or these Bylaws and except for the election of directors, at any meeting duly called and held at which a quorum is present, the affirmative vote of a majority of the combined voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.  Following the Series B Director Termination Time and subject to the rights of the holders of any series of preferred stock, at any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the combined voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Notwithstanding the foregoing, until the Series B Director Termination Time, at any meeting of stockholders of the Corporation duly called and held at which a quorum is present, and at which directors are to be elected, (1) Series B Directors shall be elected by a plurality of the voting power of the outstanding shares of Series B Common Stock, present in person or represented by proxy at the meeting and entitled to vote on the election of directors, voting as a separate class, and (2) Common Stock Directors shall be elected by a plurality of the voting power of the outstanding shares of Series A Common Stock and the outstanding shares of Series B Common Stock, present in person or represented by proxy at the meeting and entitled to vote on the election of directors, voting together as a single class.

Section 1.11        List of Stockholders.

It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten (10) calendar days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the stockholder’s name; provided, however, if the record date for determining the stockholders entitled to vote at the meeting is fewer than ten (10) calendar days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) calendar day before the meeting date.  Nothing contained in this Section 1.11 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) calendar days prior to the meeting:  (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.  If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible network, and the information required to access such list shall be provided with the notice of the meeting.  The stock ledger shall be the only evidence of the identity of the stockholders entitled to examine such list.

Section 1.12        Remote Communications.

For purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

(a)           participate in a meeting of stockholders; and

(b)           be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrent with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1                                    Number and Term of Office.

Subject to any limitations set forth in the Certificate of Incorporation and to any provision of the Delaware General Corporation Law relating to the powers or rights conferred upon or reserved to the stockholders or the holders of any class or series of the issued and outstanding stock of the Corporation, the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the Board of Directors.  The number of directors shall be fixed as set forth in the Certificate of Incorporation.  Directors need not be stockholders of the Corporation.  The Corporation shall nominate the persons serving as Chairman of the Board and Chief Executive Officer for election as directors at any meeting at which such persons are subject to election as directors.

Section 2.2                                    Resignations.

Any director of the Corporation, or any member of any committee, may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President or Secretary.  Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof.  The acceptance of such resignation shall not be necessary to make it effective unless otherwise stated therein.

Section 2.3                                    Removal of Directors.

Prior to the Series B Director Termination Time, (i) any or all Series B Directors may be removed from office, with or without cause, only by the affirmative vote (or written consent) of the holders of at least a majority of the total voting power of the then outstanding shares of Series B Common Stock, voting as a separate class, and (ii) any and all Common Stock Directors may be removed from office, with or without cause, only by the affirmative vote of the holders of at least a majority of the total voting power of the outstanding shares of Series A Common Stock and Series B Common Stock (voting as provided in Article IV, Section B.1 of the Certificate of Incorporation), voting together as a single class.  Following the Series B Director Termination Time and subject to the rights of the holders of any series of Preferred Stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class.

Section 2.4                                    Newly Created Directorships and Vacancies.

Newly created directorships and vacancies on the Board shall be filled as provided in the Certificate of Incorporation.

Section 2.5                                    Meetings.

Regular meetings of the Board of Directors shall be held on such dates and at such times and places, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors, such determination to constitute the only notice of such regular meetings to which any director shall be entitled.  In the absence of any such determination, such meeting shall be held, upon notice to each director in accordance with Section 2.6 of these Bylaws, at such times and places, within or without the State of Delaware, as shall be designated in the notice of meeting.

Special meetings of the Board of Directors shall be held at such times and places, if any, within or without the State of Delaware, as shall be designated in the notice of the meeting in accordance with Section 2.6 hereof.  Special meetings of the Board of Directors may be called by the Chairman of the Board, and shall be called by the Chief Executive Officer, President or Secretary upon the written request of not less than the Applicable Percentage of the members of the entire Board of Directors. Notwithstanding (and not in limitation of) the foregoing, at any time prior to the Series B Director Termination Time, any Series B Director may call a special meeting of the Board of Directors for the purpose of voting on an Expedia Board Voting Determination (as defined in the Certificate of Incorporation) or filling a vacancy in any Series B Director directorship, in each case as provided in the Certificate of Incorporation.

Section 2.6                                    Notice of Meetings.

The Secretary, or in his absence any other officer of the Corporation, shall give each director notice of the time and place of holding of any regular meetings (if required) or special meetings of the Board of Directors, in accordance with Section 5.4 of these Bylaws, by mail at least ten (10) calendar days before the meeting, or by courier service at least three (3) calendar days before the meeting, or by facsimile transmission, electronic mail or other electronic transmission, or personal service, in each case, at least twenty-four (24) hours before the meeting, unless notice is waived in accordance with Section 5.4 of these Bylaws.  Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

Section 2.7                                    Meetings by Conference Telephone or Other Communications.

Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and communicate with each other, and such participation in a meeting by such means shall constitute presence in person at such meeting.

Section 2.8                                    Quorum and Organization of Meetings; Committees.

A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time, date and place, and the meeting may be held as adjourned without further notice or waiver; provided, that at any meeting of the Board of Directors prior to the Series B Director Termination Time at which any Expedia Board Voting Determination or any Splitco Director Determination (as defined in the Certificate of Incorporation) will be determined, directors representing a majority of the votes entitled to be cast on such Expedia Board Voting

Determination (provided that a quorum to act with respect to an Expedia Board Voting Determination may be constituted only at a time when there is at least one Series B Director in office) or Splitco Director Determination shall constitute a quorum for the transaction of such business but, if at any such meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, those directors holding a majority of the votes to be cast on such matter may adjourn the meeting to another time, date and place, and the meeting may be held as adjourned without further notice or waiver.  Meetings shall be presided over by the Chairman of the Board or in his absence by such other person as the directors may select.  The Board of Directors shall keep written minutes of its meetings.  The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Except as otherwise required (x) by law or (y) by the Certificate of Incorporation (including, without limitation, with respect to voting on any matter that is an Expedia Board Voting Determination or a Splitco Director Determination) or these Bylaws, a majority of the directors (without regard to the classification of such directors as a Series B Director, a Common Stock Director or a Preferred Stock Director (as defined in the Certificate of Incorporation)) present at any meeting at which a quorum is present may decide any question brought before such meeting.  The taking of any board action relating to an Expedia Board Voting Determination or a Splitco Director Determination shall be subject to the requirements set forth in the Certificate of Incorporation, which are incorporated by reference herein as if fully set forth herein.

In addition to the Series B Director Committee and the Common Stock Director Committee, the Board may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation.  The Board may designate one (1) or more Directors as alternate members of any committee to replace absent or disqualified members at any meeting of such committee, provided that, prior to the Series B Director Termination Time, (i) only the Series B Director Committee shall have the power to designate one or more Directors as alternate members of such Series B Director Committee, and (ii) only the Common Stock Director Committee shall have the power to designate one (1) or more Directors as alternate members of such Common Stock Director Committee.  If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent provided in a resolution of the Board of Directors passed as aforesaid, except as otherwise provided in Sections 2.9 and 2.10 of these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be impressed on all papers that may require it, but no such committee shall have the power or authority of the Board of Directors in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the laws of the State of Delaware to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  Unless otherwise specified in the resolution of the Board of Directors designating a committee (and in any case with respect to the Series B Director Committee), at all meetings of such committee a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee.  Each committee shall keep regular minutes of its meetings.  Unless the Board of Directors otherwise provides (and in any case with respect to the Series B Director Committee), each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

Prior to the Series B Director Termination Time, there shall be a standing committee of the Board of Directors whose members shall be all of the Series B Directors then in office (the “Series B Director Committee”). The Series B Director Committee shall, to the fullest extent permitted by law and the Certificate of Incorporation, have the power and authority to take all such actions as are specified in the Certificate of Incorporation or these Bylaws as to be taken by the Series B Directors (or a committee consisting solely of Series B Directors) and such other powers as may be delegated to such committee from time to time by resolution adopted by the Board of Directors.  In connection with each annual or special meeting of stockholders of the Corporation from the Effective Time (as defined in the Certificate of Incorporation) until the Series B Director Termination Time at which Common Stock Directors or Series B Directors are to be elected (each such annual or special meeting, an “Election Meeting”), the Series B Director Committee shall have the power and authority to propose persons for nomination for election as Series B Directors to the Nominating and Corporate Governance Committee (and if the Series B Director Committee does not propose any nominees, such committee will be deemed to have proposed the incumbent Series B Directors for re-election).

Prior to the Series B Director Termination Time, there shall be a standing committee of the Board of Directors whose members shall be all of the Common Stock Directors then in office (the “Common Stock Director Committee”). The Common Stock Director Committee shall, to the fullest extent permitted by law, have the power and authority to take all such actions as are specified in the Certificate of Incorporation or these Bylaws as to be taken by the Common Stock Directors (or a committee consisting solely of Common Stock Directors) and such other powers as may be delegated to such committee from time to time by resolution adopted by the Board of Directors.  In connection with each Election Meeting from the Effective Time until the Series B Director Termination Time, the Common Stock Director Committee shall have the power and authority to propose persons for nomination for election as Common Stock Directors to the Nominating and Corporate Governance Committee (and if the Common Stock Director Committee does not propose any nominees, such committee will be deemed to have proposed the incumbent Common Stock Directors for re-election.)

The Series B Director Committee and the Common Stock Director Committee shall give written notice to the Nominating and Corporate Governance Committee of each such proposed nominee no later than the date that is one hundred (100) calendar days prior to the anniversary of the date of the immediately preceding Election Meeting; provided, that with respect to the Series B Directors, such directors will stand for election at every second (2nd) Election Meeting.  For purposes of the foregoing determinations with respect to the first Election Meeting following the Effective Time, the date of the immediately preceding annual meeting will be the date of the Effective Time.

Section 2.9                                    Executive Committee of the Board of Directors.

The Board of Directors, by the affirmative vote of not less than the Applicable Percentage of the members of the entire Board, may designate an executive committee, all of whose members shall be directors, to manage and operate the affairs of the Corporation or particular properties or enterprises of the Corporation, provided that, prior to the Series B Director Termination Time, such executive committee shall not have the authority to take action with respect to any Expedia Board Voting Determination, any Splitco Director Determination or any action specified under these Bylaws or the Certificate of Incorporation to be taken by the Series B Directors or the Series B Director Committee.  Subject to the limitations of the law of the State of Delaware and the Certificate of Incorporation and the proviso in the foregoing sentence, such executive committee shall exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Corporation including, but not limited to, the power and authority to authorize the issuance of shares of common or preferred stock.  The executive committee shall keep minutes of its meetings and report to the Board of Directors not less often than quarterly on its activities and shall be responsible to the Board of Directors for the conduct of the enterprises and affairs entrusted to it.  Regular meetings of the executive committee, of which no notice shall be necessary, shall be held at such time, dates and places, if any, as shall be fixed by resolution adopted by the executive committee.  Special meetings of the executive committee shall be called at the request of the Chief Executive Officer or of any member of the executive committee, and shall be held upon such notice as is required by these Bylaws for special meetings of the Board of Directors, provided that oral notice by telephone or otherwise, or notice by electronic transmission shall be sufficient if received not later than the day immediately preceding the day of the meeting.

Section 2.10                             Other Committees of the Board of Directors.

The Board of Directors may by resolution establish committees other than an executive committee, the Common Stock Director Committee and the Series B Director Committee and shall specify with particularity the powers and duties of any such committee.  Subject to the limitations of the laws of the State of Delaware and the Certificate of Incorporation, any such committee shall exercise all powers and authority specifically granted to it by the Board of Directors, which powers may include the authority to authorize the issuance of shares of common or preferred stock, provided that, prior to the Series B Director Termination Time, (i) no such committee other than a committee consisting solely of Series B Directors shall be authorized to take any action specified under these Bylaws or the Certificate of Incorporation to be taken by the Series B Directors or the Series B Director Committee, (ii) no such committee other than a committee consisting solely of Common Stock Directors shall be authorized to take any action specified under these Bylaws or the Certificate of Incorporation to be taken by the Common Stock Directors or the Common Stock Director Committee and (iii) no such committee shall be authorized to take any action with respect to any Expedia Board Voting Determination.

Such committees (other than the Series B Director Committee and the Common Stock Director Committee, as specified in the Certificate of Incorporation) shall serve at the pleasure of the Board of Directors, and all such committees will keep minutes of their meetings and have such names as the Board of Directors by resolution may determine and shall be responsible to the Board of Directors for the conduct of the enterprises and affairs entrusted to them.

Section 2.11                             Directors’ Compensation.

Directors shall receive such compensation for attendance at any meetings of the Board and any expenses incidental to the performance of their duties as the Board of Directors shall determine by resolution.  Such compensation may be in addition to any compensation received by the members of the Board of Directors in any other capacity.

Section 2.12                             Action Without Meeting.

Nothing contained in these Bylaws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board of Directors to take any action required or permitted to be taken by them without a meeting; provided, however, that if such action is taken without a meeting by consent by electronic transmission or transmissions, such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the director.

Section 2.13                             Chairman of the Board of Directors.

The Board of Directors shall elect a Chairman of the Board from among the members of the Board of Directors.  The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, at which he is present, and perform such other duties and exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

ARTICLE III

OFFICERS

Section 3.1                                    Executive Officers.

The Board of Directors shall elect a Chief Executive Officer and a President.  The Board of Directors may also elect such Vice Presidents as in the opinion of the Board of Directors the business of the Corporation requires, a Treasurer and a Secretary, any of whom may or may not be directors.  The Board of Directors may also elect, from time to time, such other or additional officers as in its opinion are desirable for the conduct of business of the Corporation and such officers shall hold office at the pleasure of the Board of Directors;

provided, however, that the Chief Executive Officer shall not hold any other office except that the Chief Executive Officer may serve as President.

Section 3.2                                    Powers and Duties of Officers.

The Chief Executive Officer shall have overall responsibility for the management and direction of the business and affairs of the Corporation and shall exercise such duties as customarily pertain to the office of chief executive officer and such other duties as may be prescribed from time to time by the Board of Directors.  He shall be the senior officer of the Corporation and in case of the inability or failure of the President to perform his duties, he shall perform the duties of the President.  In the absence or disability of the Chairman of the Board, the Chief Executive Officer shall perform the duties and exercise the powers of the Chairman of the Board.  He may appoint and terminate the appointment or election of officers, agents or employees other than those appointed or elected by the Board of Directors.  He may sign, execute and deliver, in the name of the Corporation, powers of attorney, contracts, bonds and other obligations.  The Chief Executive Officer shall perform such other duties as may be prescribed from time to time by the Board of Directors or these Bylaws.

The President of the Corporation shall be under the direction of the Chief Executive Officer and shall exercise such powers and duties as may be delegated by the Chief Executive Officer and such other duties as may be prescribed from time to time by the Board of Directors or assigned to him or her by these Bylaws.  The President may sign, execute and deliver, in the name of the Corporation, powers of attorney, contracts, bonds and other obligations.

Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Chief Executive Officer, the President, the executive committee, if any, or the Board of Directors.  A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties which implement policies established by the Board of Directors.

Unless the Board of Directors otherwise declares by resolution, the Treasurer shall have general custody of all the funds and securities of the Corporation and general supervision of the collection and disbursement of funds of the Corporation.  He shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors may designate.  He may sign, with the Chief Executive Officer, President or such other person or persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Corporation.  He shall enter or cause to be entered regularly in the books of the Corporation a full and accurate account of all moneys received and paid by him on account of the Corporation, shall at all reasonable times exhibit his books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours and, whenever required by the Board of Directors, the Chief Executive Officer, or the President, shall render a statement of his accounts.  He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws.  He may be required to give bond for the faithful performance of his duties in such sum and with such surety as shall be approved by the Board of Directors.  Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors.  The Secretary shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board of Directors.  He shall have custody of the corporate seal, minutes and records relating to the conduct and acts of the stockholders and Board of Directors, which shall, at all reasonable times, be open to the examination of any director.  The Secretary or any Assistant Secretary may certify the record of proceedings of the meetings of the stockholders or of the Board of Directors or resolutions adopted at such meetings, may sign or attest certificates, statements or reports required to be filed with governmental bodies or officials, may sign acknowledgments of instruments, may give notices of meetings and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 3.3                                    Bank Accounts.

In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board of Directors, the Treasurer, with approval of the Chief Executive Officer or the President, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, provided payments from such bank accounts are to be made upon and according to the check of the Corporation, which may be signed jointly or singularly by either the manual or facsimile signature or signatures of such officers or bonded employees of the Corporation as shall be specified in the written instructions of the Treasurer or Assistant Treasurer of the Corporation with the approval of the Chief Executive Officer or the President of the Corporation.

Section 3.4                                    Proxies; Stock Transfers.

Unless otherwise provided in the Certificate of Incorporation or directed by the Board of Directors, the Chief Executive Officer or the President or any Vice President or their designees shall have full power and authority on behalf of the Corporation to attend and to vote upon all matters and resolutions at any meeting of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, whether regular or special, and at all adjournments thereof, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock, with full power of substitution or revocation.  Unless otherwise provided in the Certificate of Incorporation or directed by the Board of Directors, the Chief Executive Officer or the President or any Vice President or their designees shall have full power and authority on behalf of the Corporation to transfer, sell or dispose of stock of any corporation in which this Corporation may hold stock.

ARTICLE IV

CAPITAL STOCK

Section 4.1                                    Shares.

The shares of the Corporation shall be represented by a certificate or may be uncertificated.  Certificates shall be signed by the Chief Executive Officer or the President and by the Secretary or the Treasurer, and may be sealed with the seal of the Corporation.  Such seal may be a facsimile, engraved or printed.  Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the Delaware General Corporation Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights.

Any of or all the signatures on a certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such an officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar had not ceased to hold such position at the time of its issuance.

Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 4.2                                    Transfer of Shares.

(a)                                 Upon surrender to the Corporation or the transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled, and the issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

(b)                                 The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 4.3                                    Lost Certificates.

The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates or uncertificated shares representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation and the transfer agent against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificates or uncertificated shares, and such requirement may be general or confined to specific instances.

Section 4.4                                    Transfer Agent and Registrar.

The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them.

Section 4.5                                    Regulations.

The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation and replacement of certificates representing stock of the Corporation or uncertificated shares, which rules and regulations shall comply in all respects with applicable law and the rules and regulations of the transfer agent.

ARTICLE V

GENERAL PROVISIONS

Section 5.1                                    Offices.

The Corporation shall maintain a registered office in the State of Delaware as required by the laws of the State of Delaware.  The Corporation may also have offices in such other places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or as the business of the Corporation may require.

Section 5.2                                    Corporate Seal.

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal” and “Delaware.”

Section 5.3                                    Fiscal Year.

The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 5.4                                    Notices and Waivers Thereof.

Whenever any notice is required by the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws to be given by the Corporation to any stockholder, director or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, or stockholders who consent thereto, by electronic transmission in accordance with applicable law.  Any notice given by electronic transmission shall be deemed to have been given when it shall have been transmitted and any notice given by mail shall be deemed to have been given when deposited in the United States mail with postage thereon prepaid directed to such stockholder, director, or officer, as the case may be, at such stockholder’s, director’s, or officer’s, as the case may be, address as it appears in the records of the Corporation.  An affidavit of the Secretary or Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Whenever any notice is required to be given by law, the Certificate of Incorporation, or these Bylaws to the person entitled to such notice, a waiver thereof, in writing signed by the person, or by electronic transmission, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.  If such waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the person waiving notice.  In addition, notice of any meeting of the Board of Directors, or any committee thereof, need not be given to any director if such director shall sign the minutes of such meeting or attend the meeting, except that if such director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, then such director shall not be deemed to have waived notice of such meeting.

Section 5.5                                    Saving Clause.

These Bylaws are subject to the provisions of the Certificate of Incorporation and applicable law.  In the event any provision (or part thereof) of these Bylaws is inconsistent with the Certificate of Incorporation or the corporate laws of the State of Delaware, such provision (or part thereof) shall be invalid to the extent only of such conflict, and such conflict shall not affect the validity of any other provision of these Bylaws.

Section 5.6                                    Amendments.

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, by action taken by the affirmative vote of not less than the Applicable Percentage of the members of the entire Board, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of this Corporation.

Subject to the rights of the holders of any series of preferred stock, these Bylaws may be adopted, amended or repealed by the affirmative vote of the holders of not less than 70% of the total voting power of the then outstanding capital stock of the Corporation entitled to vote thereon; provided, however, that this paragraph shall not apply to, and no vote of the stockholders of the Corporation shall be required to authorize, the adoption, amendment or repeal of any provision of the Bylaws by the Board of Directors in accordance with the preceding paragraph.

Prior to the Series B Director Termination Time, the provisions of Section 2.8 of these Bylaws relating to the Series B Director Committee may not be amended without the approval of a majority of the Series B Directors then in office at such time as there is at least one (1) Series B Director in office.

Section 5.7                                    Gender/Number.

As used in these Bylaws, the masculine, feminine, or neuter gender, and the singular and plural number, shall include the other whenever the context so indicates.

Section 5.8                                    Electronic Transmission.

For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process.

Section 5.9                                    Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, any state or federal court located within the State of Delaware) shall, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 5.9.